UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934

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RadiSys Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders
to be Held May 17, 2005

To the Shareholders of RadiSys Corporation:
      The Annual Meeting of Shareholders of RadiSys Corporation, an Oregon corporation (the “Company”), will be held at the Company’s headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on May 17, 2005 at 8:30 a.m. for the following purposes:

1. To elect eight directors, each to serve until the next Annual Meeting of Shareholders or until a successor has been elected and qualified;

2. To ratify the Audit Committee’s appointment of PriceWaterhouseCoopers LLP as the Company’s independent auditors.

3. To vote on a proposal to amend the Company’s 1996 Employee Stock Purchase Plan to add an additional 700,000 shares that may be issued under this plan; and

4. To transact any other business as may properly come before the meeting or any adjournment thereof.
      Only shareholders of record at the close of business on March 22, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
      Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the Annual Meeting.
      A list of shareholders will be available for inspection by the shareholders commencing April 6, 2005 at the corporate headquarters of the Company, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

By Order of the Board of Directors,

Julia A. Harper
Secretary
April 6, 2005
Hillsboro, Oregon
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

RADISYS CORPORATION

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXY
       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RadiSys Corporation, an Oregon corporation (the “Company”), to be voted at the Annual Meeting of Shareholders to be held at the Company’s headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on May 17, 2005 at 8:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting. All proxies in the enclosed form that are properly executed and received by the Company before or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting.
      The mailing address of the principal executive offices of the Company is 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. This Proxy Statement and the accompanying Notice of Annual Meeting and the Proxy Card are being mailed to the shareholders on or about April 6, 2005.
      The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally or by written communication, telephone, facsimile or other means. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse these parties for their reasonable and customary charges or expenses in this connection. The Company has retained Mellon Human Resources & Investor Solutions to aid in the solicitation of proxies for a fee of approximately $7,500, plus reasonable costs and expenses.
      Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee. Each other proposal requires the approval of a majority of the votes cast on the proposal, provided a quorum is present. Abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal. The proxies will be voted for or against the proposals or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for each of the proposals.
      The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is March 22, 2005. At the close of business on March 22, 2005, 19,873,265 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. The Company reserves the right to decide, in its discretion, to withdraw any of the proposals from the agenda of the Annual Meeting prior to any vote thereon.
      The Company will provide to any person whose proxy is solicited by this Proxy Statement, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. A written request should be submitted to 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Chief Accounting Officer.

PROPOSAL 1:
ELECTION OF DIRECTORS
      The Board of Directors of the Company currently consists of nine members. Effective as of the Annual Meeting, the Board of Directors of the Company will consist of eight members. Due to personal reasons, Jean-Pierre D. Patkay declined to be nominated for election to the Board of Directors at the Annual Meeting. The directors are elected at the Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: C. Scott Gibson, Scott C. Grout, Ken J. Bradley, Richard J. Faubert, Dr. William W. Lattin, Kevin C. Melia, Carl W. Neun, and Lorene K. Steffes. The Board has determined that each of C. Scott Gibson, Richard J. Faubert, Dr. William W. Lattin, Kevin C. Melia, Carl W. Neun, and Lorene K. Steffes are “independent directors” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and, therefore, that a majority of our Board of Directors is currently independent as so defined.
      If no instructions are given, proxies will be voted for the election of the eight nominees named below. All of the nominees are now directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. If any nominee is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced before the Annual Meeting or the proxies may be voted for any other candidate or candidates that are nominated by the Board of Directors, in accordance with the authority conferred in the proxy.
      Set forth in the table below is the name, age and position with the Company of each of the nominees for director of the Company. Additional information about each of the nominees is provided below the table and in “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships among the directors and executive officers of the Company.

Name	Age	Position with the Company

C. Scott Gibson	52	Chairman of the Board
Scott C. Grout	42	Director, President and Chief Executive Officer
Ken J. Bradley	57	Director
Richard J. Faubert	57	Director
Kevin C. Melia	57	Director
Dr. William W. Lattin	64	Director
Carl W. Neun	61	Director
Lorene K. Steffes	59	Director
      C. Scott Gibson has served as a Director since June 1993 and as Chairman of the Board since October 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. Mr. Gibson serves on the boards of several other companies, including Triquint Semiconductor, Inc., Pixelworks, Inc., NW Natural, Electroglas, Inc., Oregon Health and Science University and the Oregon Community Foundation. Mr. Gibson holds a B.S.E.E. and a M.B.A. from the University of Illinois.
      Scott C. Grout has served as the Company’s President, Chief Executive Officer and a Director since October 2002. From May 1998 to October 2002, Mr. Grout was President and Chief Executive Officer of Chorum Technologies, Inc., a privately held provider of fiber optic products based in Richardson, Texas. Prior to joining Chorum, Mr. Grout held various positions at Lucent Technologies, a telecommunications network vendor, including as the Vice President of the Optical Networking Group and a Director of the Access and Optical Networking Group, from June 1984 to May 1998. Mr. Grout received a B.S. in Engineering from the University of Wisconsin at Madison and a M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

      Ken J. Bradley has served as a Director since October 2003. Since February 2005, Mr. Bradley has been President of Lytica Inc., a company specializing in supply chain management and product lifecycle planning. He is also President and Director of a Management Consulting firm. From January 2003 through January 2005, Mr. Bradley was the Chief Executive Officer of CoreSim, Inc., a company specializing in advanced systems design analysis. Prior to CoreSim, Inc. Mr. Bradley was with Nortel Networks from 1972 to 2002, most recently as Nortel’s Chief Procurement Officer. During his 30-year career at Nortel, Mr. Bradley held several national and international executive positions in supply management, operations management and technology development including Vice President, Supplier Strategy; Senior Managing Director, Guangdong Nortel Communications Joint Venture in China; and Vice President, China Joint Venture Program. Mr. Bradley also serves on the Board of Directors of SynQor, Inc. Mr. Bradley is a degreed electrical engineer and a member of the Professional Engineers of Ontario.
      Richard J. Faubert has served as a Director since June 1993. Since September 2003, Mr. Faubert has served as President, Chief Executive Officer, and Director of Amberwave Systems, Inc., a semiconductor technology company in New Hampshire. From January to September 2003, Mr. Faubert served as Executive Vice President of Novellus Systems, Inc. Chemical Mechanical Planarization Business Unit. From 1998 through 2002, Mr. Faubert was President, Chief Executive Officer and Director of SpeedFam-IPEC, Inc., a semiconductor capital equipment manufacturing company that was purchased in December 2002 by Novellus Systems Inc. From 1992 through 1998, Mr. Faubert was employed by Tektronix, a test, measurement and monitoring technology company, first as General Manager of its Instruments Business Unit and then as Vice President and General Manager of the Television and Communications Business Unit, Measurement Business Division. From 1986 through 1992, Mr. Faubert served as Vice President of Product Development of GenRad, Inc. Mr. Faubert serves on the North American Board of Semiconductor Equipment and Materials International and the Board of Electro Scientific Industries, Inc. in Portland, Oregon. Mr. Faubert holds a B.S.E.E. from Northeastern University.
      Dr. William W. Lattin has served as a Director since November 2002. In October 1999, Dr. Lattin retired from Synopsys, Inc., a supplier of electronic design automation software, where he had been an Executive Vice President since October 1994. Prior to joining Synopsys, Dr. Lattin served as President and Chief Executive Officer of Logic Modeling Corp. from 1986 through 1994. From 1975 to 1986, Dr. Lattin held various engineering and management positions with Intel Corporation. Dr. Lattin also serves on the Board of Directors of Merix Corporation, Easy Street Online Services, Inc., FEI Corp., ADEXA Inc., Teseda Corporation and Tripwire Inc. Dr. Lattin previously served on the Company’s Board of Directors from 1988 to 1999. Dr. Lattin holds a Ph.D. in electrical engineering from Arizona State University and a M.S.E.E. and a B.S.E.E. from the University of California-Berkeley.
      Kevin C. Melia has served as a director since July 2003. Since February 2003, Mr. Melia has been Chairman of the Board of Lightbridge Inc., a global enabler of mobile and online business solutions and IONA Technologies PLC, a leading middleware software company. Prior to joining Lightbridge Inc., he was the Co-Founder and Chief Executive Officer of Manufacturers’ Services Ltd. (“MSL”) from June 1994 to January 2003. MSL, a leading company in the Electronics Manufacturing Services Industry, was acquired by Celestica, Inc. in 2004. Mr. Melia also served as Chairman of the Board of MSL from June 1994 to January 2003. Prior to establishing MSL, he held a number of senior executive positions over a five-year period at Sun Microsystems, initially as their Executive Vice President of Operations, then as President of Sun Microsystems Computer Company, a Sun Microsystems subsidiary, and finally as Chief Financial Officer of Sun Microsystems Corporation. Mr. Melia also held a number of senior executive positions in operations and finance over a sixteen-year career at Digital Equipment Corporation. Mr. Melia serves on the Board of Directors of Manugistics Group Inc., a supply chain software application company and is a member of the Board of Directors of Eircom PLC, a leading telecom company in Ireland. He is also a joint managing director of Boulder Brook Partners LLC, a private investment company. He is also a past member of the Board of Directors of Horizon Technologies, a European systems integration and distribution company. Mr. Melia is a Chartered Accountant and holds a joint diploma in Management Accounting from the Accounting Institutes of the U.K and Ireland.

      Carl W. Neun has served as a Director since June 2000. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix. From January 2000 through January 2002, Mr. Neun served as Chairman of the Board of Directors of WireX Communications, Inc., a server appliance software company. Mr. Neun also serves on the Board of Directors of Planar Systems, Inc., Powerwave Technologies, Inc. and Oregon Steel Mills, Inc.
      Lorene K. Steffes has served as a Director since January 2005. Since October 2003, she has been an independent business advisor and consultant. Ms. Steffes’ executive and technical career spans 24 years in the telecommunications and information technology industries. From July 1999 to October 2003 she was an executive at IBM Corporation where she served as Vice President and General Manager, Global Electronics Industry; was based in Tokyo as Vice President, Asia Pacific marketing and sales of solutions for the Telecommunications, Media & Entertainment and Energy & Utilities industries; and, prior to her assignment in Asia Pacific, was Vice President of software group services for IBM’s middleware products. Ms. Steffes was appointed President and Chief Executive Officer of Transarc Corporation, Inc. in 1997. Prior to this appointment she worked for 15 years in the telecommunications industry at Ameritech and at AT&T Bell Laboratories and AT&T Network Systems. Ms. Steffes is a director on the board of PNC Financial Services Corporation and PNC Bank, NA, a member of the Northern Illinois University College of Liberal Arts and Sciences advisory board and was formerly a trustee on the Carlow College Board in Pittsburgh. She holds a BS in Mathematics and MS in Computer Science from Northern Illinois University.
Board Committees and Meetings
      The Board of Directors held eleven meetings during the fiscal year ended December 31, 2004. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees of which he or she was a member other than Kevin C. Melia who was appointed to the Nominating and Corporate Governance Committee in May 2004 and missed one of the two meetings held in 2004 after his appointment. The Company encourages, but does not require, its board members to attend the annual shareholders meeting. Last year, all of the Company’s directors attended the annual shareholders meeting.
      Independent directors meet on a regularly scheduled basis in executive session without the Chief Executive Officer or other members of the Company’s management. The Chairman of the Board presides at these meetings.
      The Company maintains an Audit Committee consisting of C. Scott Gibson, Kevin C. Melia and Carl W. Neun established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. All of the members of the Audit Committee are “independent directors” within the meaning of the National Association of Securities Dealers’ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board has determined that all three members of the Audit Committee, C. Scott Gibson, Kevin C. Melia and Carl W. Neun, qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K promulgated by the SEC and are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. C. Scott Gibson qualifies as an audit committee financial expert by virtue of his service on the Company’s audit committee since 1992, the audit committee of Pixelworks, Inc. since 2002, and past service on the audit committees of Inference Corp. and Integrated Measurement Systems. Additionally, Mr. Gibson received an M.B.A. in Finance from the University of Illinois in 1976 and served as CFO and Senior VP Operations for Sequent Computer Systems from 1983 to 1984. Further, from 1985 to March 1992, the CFO of Sequent Computer Systems reported to Mr. Gibson. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, the Company’s reporting practices and the quality and integrity of the Company’s financial reports; compliance with law and the maintenance of ethical standards by the Company; and the Company’s maintenance of effective internal controls. The full responsibilities of the Audit Committee are set forth in its charter, a copy of which is attached as Appendix A and posted on the Company’s website at www.radisys.com. The Audit Committee met nine times in the last fiscal year. For additional information about the Audit Committee, see “Audit Committee Report.”

      The Company maintains a Compensation and Development Committee consisting of C. Scott Gibson, Richard J. Faubert and Jean-Pierre D. Patkay all of whom are independent directors within the meaning of the National Association of Securities Dealers’ listing standards. None of the members of the Compensation and Development Committee are current or former officers or employees of the Company. The Compensation and Development Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s compensation policies and benefit plans, particularly policies relating to executive compensation and performance. The Compensation and Development Committee also establishes executive compensation levels and makes grants to corporate officers under the Company’s 1995 Stock Incentive Plan. The full responsibilities of the Compensation and Development Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.radisys.com. The Compensation and Development Committee met six times in the last fiscal year. For additional information about the Compensation and Development Committee, see “Compensation and Development Committee Report on Executive Compensation.”
      The Company maintains a Nominating and Governance Committee consisting of Richard J. Faubert, Dr. William W. Lattin and Kevin C. Melia, all of whom are independent directors within the meaning of the National Association of Securities Dealers’ listing standards. The Nominating and Governance Committee met four times in the last fiscal year. The Nominating and Governance Committee recommends for the Board’s selection the individuals qualified to serve on the Company’s Board of Directors (consistent with criteria that the Board has approved) for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors; develops, recommends to the Board, and assesses corporate governance policies for the Company; and oversees the evaluation of the Board. The full responsibilities of the Nominating and Governance Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.radisys.com. The Board considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors to the Board, but otherwise retains authority over the identification of such nominees. Board candidates are considered based upon various criteria, such as ethics, business and professional activities, available time to carry out Board duties, social, political and economic awareness, health, conflicts of interest, service on other boards and commitment to overall performance of the Company. The Nominating and Governance Committee will make an effort to maintain representation on the Board directors who have substantial and direct experience in areas of importance to the Company. The Nominating and Governance Committee will consider nominees recommended by shareholders of the Company holding no less than 10,000 shares of the Company common stock continuously for at least 12 months prior to the date of the submission of the recommendation.
      A shareholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to RadiSys Corporation, Attention: Secretary, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person’s ownership of the Company’s common stock. In addition, the recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of the those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; personal references; and a written indication by the candidate of her/his willingness to serve, if elected.
Corporate Governance
      RadiSys has implemented corporate governance policies that are designed to strengthen the accountability of the Board of Directors and management team, thereby aimed to achieve long-term shareholder value.
      The Board has adopted a Code of Ethics applicable to each director, officer, employee and agent of the Company including the Company’s Chief Financial Officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Ethics is available on the Company’s website at www.radisys.com.

      In addition, the Board has implemented a process whereby shareholders may send communications directly to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in writing addressed to the Secretary of the Company. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof. Communications to the Board should be sent to 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Secretary.
Director Compensation
      Each non-employee director of the Company, other than the Chairman of the Board, receives an annual cash retainer of $25,000 for serving on the Board of Directors. The Chairman of the Board receives an annual cash retainer of $57,000. For serving on the Audit Committee, the Compensation and Development Committee or the Nominating and Governance Committee of the Board of Directors, other than as Chairman, each director receives additional annual cash compensation equal to $4,000 per committee. The additional cash compensation paid to the Chairman of the Audit Committee is $9,000. The Chairman of the Compensation and Development Committee and the Chairman of the Nominating and Governance Committee each receive additional cash compensation of $7,000. Directors are also reimbursed for reasonable expenses incurred in attending meetings. Pursuant to the terms of the 1995 Stock Incentive Plan, each individual who becomes a non-employee director of the Company after August 7, 1995 is automatically granted, on the date the individual joins the Board of Directors, an initial non-statutory stock option to purchase 15,000 shares of the Company’s common stock. An individual who becomes the Chairman of the Board receives an initial non-statutory stock option to purchase 30,000 shares of the Company’s common stock. If the non-employee director’s employer prohibits the non-employee director from receiving such a grant, no such grant is made until the time, if ever, when the employer restrictions are removed. In addition, each non-employee director of the Company is automatically granted on an annual basis a non-statutory stock option to purchase 5,000 shares of the Company’s common stock, beginning in the calendar year following the year in which the non-employee director was granted a non-statutory stock option to purchase 15,000 shares of the Company’s common stock. The exercise price of options automatically granted to non-employee directors is the fair market value of the Company’s common stock on the date of grant, the term of each option is ten years and each option is exercisable in full on the date one year following the grant of the option. Non-employee directors are expected to acquire and hold a minimum of 5,000 shares or $100,000 worth of the Company’s common stock, whichever is the lesser value, and that minimum amount is expected to be reached within three to five years of becoming a director. Directors who are employees of the Company receive no separate compensation as directors.
Recommendation by the Board of Directors
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of March 15, 2005 (or such other date as otherwise indicated in the footnotes below) by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each of the Company’s directors and nominees for director, (iii) each individual named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

	Shares	Percentage of
	Beneficially	Common
Name	Owned	Stock(1)

Ken J. Bradley(2)	16,500	*
Ronald A. Dilbeck(2)	216,976	1.08%
Richard J. Faubert(2)	52,000	*
C. Scott Gibson(2)(3)	86,042	*
Scott C. Grout(2)	312,975	1.55%
Julia A. Harper(2)	183,394	*
Keith Lambert(2)	137,155	*
Dr. William W. Lattin(2)	70,456	*
Christian A. Lepiane(2)	77,723	*
Kevin C. Melia(2)	15,000	*
Carl W. Neun(2)	31,500	*
Jean-Pierre D. Patkay(2)(4)	55,969	*
Lorene K. Steffes(2)	0	*
Barclays PLC(5)
54 Lombard Street
London, England EC3P3AH	1,451,487	7.31%
Brown Capital Management, Inc.(6)
1201 N. Calvert Street
Baltimore, MD 21202	2,675,000	13.47%
FMR Corp.(7)
82 Devonshire Street
Boston, MA 02109-3614	1,054,310	5.31%
Mazama Capital Management, Inc.(8)
One S.W. Columbia, Suite 1500
Portland, OR 97258	1,439,180	7.24%
All directors and executive officers as a group (12 persons)(9)	1,038,714	5.00%

*	Less than 1%

(1)	Percentage ownership is calculated based on 19,871,505 shares of the Company’s common stock outstanding on March 15, 2005.

(2)	Includes options to purchase shares of the Company’s common stock exercisable within 60 days after March 15, 2005 as set forth below:

Name

Ken J. Bradley	15,000
Ronald A. Dilbeck	206,593
Richard J. Faubert	50,000
C. Scott Gibson	60,000
Scott C. Grout	286,386
Julia A. Harper	164,666
Keith Lambert	126,358
Dr. William W. Lattin	20,000
Christian A. Lepiane	75,000
Kevin C. Melia	15,000
Carl W. Neun	30,000
Jean-Pierre D. Patkay	50,000
Lorene K. Steffes	0

(3)	Includes 3,500 shares of the Company’s common stock held by Mr. Gibson’s spouse.

(4)	Due to personal reasons, Mr. Patkay declined to be nominated for election to the Board of Directors at the Annual Meeting.

(5)	Based solely on information set forth in Schedule 13G dated February 14, 2005, filed jointly by Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Bank PLC.

(6)	Based solely on information set forth in Schedule 13G/ A dated February 16, 2005, filed with the Securities and Exchange Commission.

(7)	Based solely on information set forth in Schedule 13G/ A dated February 14, 2005, filed with the Securities and Exchange Commission.

(8)	Based solely on information set forth in Schedule 13G dated February 14, 2005, filed with the Securities and Exchange Commission.

(9)	Does not include shares beneficially owned by Mr. Dilbeck because he was not an executive officer of the Company as of March 15, 2005. The total amount includes options to purchase 892,410 shares of the Company’s common stock exercisable within 60 days after March 15, 2005. Also includes 3,500 shares held by members of the families of executive officers and directors.

EXECUTIVE COMPENSATION
Summary Compensation Table.
      The following table sets forth information concerning compensation paid or accrued for services to the Company in all capacities for each of the last three fiscal years for

•	the individual who served as Chief Executive Officer during fiscal year 2004; and

•	the four most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of fiscal year 2004.

•	two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as an executive officer at the end of the last completed fiscal year.
      The above individuals are referred to hereafter as the “named executive officers.”
Summary Compensation Table

	Annual Compensation
					Shares	All Other
	Fiscal				Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	($)(1)

Scott C. Grout	2004	392,981	196,795	(3)	100,000	7,410
Director, President and	2003	375,000	95,269	(3)	0	7,008
Chief Executive Officer(2)	2002	79,327	50,000	(4)	350,000	132,770	(5)
Julia A. Harper	2004	218,700	85,748	(3)	50,000	6,873
Chief Financial Officer,	2003	200,000	53,066	(3)	19,000	6,672
Vice President of Finance and	2002	200,000	0		53,500	5,772
Administration and Secretary
Ronald A. Dilbeck	2004	219,600	128,094	(3)	10,720	6,882
Vice President of Engineering(6)	2003	181,731	36,090	(3)	80,750	6,907
	2002	280,316	0		92,500	5,931
Christian A. Lepiane	2004	205,000	92,650	(3)	0	6,839
Vice President of Worldwide Sales(7)	2003	55,192	20,100	(3)	75,000	51,615	(5)
Keith Lambert	2004	196,975	77,991	(3)	22,500	6,804
Vice President of Global Operations	2003	185,000	49,499	(3)	34,700	6,512
	2002	164,519	0		57,800	5,191

(1)	Amounts in this column for 2004 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

			RadiSys
			Corporation
	Group Term	RadiSys Corporation	Deferred
Name	Life Insurance	401(k) Savings Plan	Compensation Plan	Total

Scott C. Grout	$1,260	$6,150	$0	$7,410
Julia A. Harper	723	6,097	53	6,873
Ronald A. Dilbeck	732	6,150	0	6,882
Christian A. Lepiane	689	4,682	1,468	6,839
Keith Lambert	654	6,150	0	6,804

(2)	Mr. Grout joined the Company in October 2002.

(3)	Represents amounts earned under the Incentive Compensation Plan. See “Compensation and Development Committee Report on Executive Compensation — Cash Incentive Compensation Plan.”

(4)	Represents amount paid by the Company as bonus in accordance with the terms of Mr. Grout’s offer letter dated October 2002.

(5)	Includes amount paid by the Company in a relocation package.

(6)	As of October 19, 2004, Mr. Dilbeck was no longer considered to be an executive officer of the Company.

(7)	Mr. Lepiane joined the Company in September 2003.
Stock Option Grants in Fiscal Year 2004.
      The following table sets forth information concerning individual grants of stock options made by the Company in fiscal year 2004 to each of the named executive officers of the Company in the Summary Compensation Table.

					Potential Realizable
	Number				Value at Assumed
	of	Percent of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted To	Exercise		Option Term ($)(4)
	Options	Employees in	Price Per	Expiration
Name	Granted(1)	Fiscal Year(2)	Share($)	Date(3)	5%	10%

Scott C. Grout(5)	100,000	8.26	19.12	3/15/11	778,376	1,813,947
Julia A. Harper(5)	50,000	4.13	19.12	3/15/11	389,188	906,974
Ronald A. Dilbeck(5)	720	.06	24.28	2/6/11	7,117	16,585
	10,000	.83	19.12	3/15/11	77,838	181,395

	10,720	.89			84,955	197,980
Christian A. Lepiane	0	0	—	—	—	—
Keith Lambert(5)	22,500	1.86	19.12	3/15/11	175,135	408,138

(1)	All option grants were made pursuant to the Company’s 1995 Stock Incentive Plan.

(2)	In 2004, the Company granted to employees options for a total of 323,732 shares of the Company’s common stock under the 1995 Stock Incentive Plan and 886,906 shares of the Company’s common stock under the 2001 Nonstatutory Stock Option Plan and those numbers were used in calculating the percentages set forth in this column. These totals include options to purchase 397,531 shares which were granted in 2004 under the 2001 Nonqualified Stock Option Plan pursuant to the shareholder approved stock option exchange program. On August 27, 2003, the Company accepted for cancellation options to purchase an aggregate of 649,604 shares under the 1995 Stock Incentive Plan and 1,083 shares under the 2001 Nonqualified Stock Option Plan.

(3)	Options expire before this date (i) if the optionee’s employment is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised at any time before the expiration date of the options or the expiration of three months after the date of termination, whichever is the shorter period, or (ii) if employment terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised at any time before the expiration date of the options or the expiration of 12 months after the date of termination, whichever is the shorter period. If employment (or service as a director, as applicable) is terminated by death of the optionee, the options generally may be exercised by persons to whom the optionee’s rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4)	In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(5)	The options granted to Mr. Dilbeck, Ms. Harper, Mr. Grout and Mr. Lambert have a term of seven years. At the time the option grants were made (February 6, 2004 and March 15, 2004) the shares were not exercisable for one year after the date of the grant, after which the options were exercisable for one-third of the total option shares and became exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable three years after the date of the grant. On November 12, 2004, Compensation and Development Committee of the Company’s Board of Directors accelerated the vesting of unvested employee stock options that were priced greater than $15.99 per share. All stock option grants reported in this table are now 100% exercisable.

Aggregated Option Exercises.
      The following table sets forth information, on an aggregated basis, concerning each exercise of stock options during the fiscal year 2004 by each of the named executive officers of the Company in the Summary Compensation Table and the fiscal year-end value of unexercised options.
Aggregated Option Exercises in Fiscal Year 2004
and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of		Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004 ($)(1)
	Acquired on	Value
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott C. Grout	115,000	1,589,600	237,773	97,227	2,211,925	1,531,325
Julia A. Harper	0	0	160,500	12,000	855,759	158,795
Ronald A. Dilbeck	0	0	242,061	23,259	917,214	283,467
Christian A. Lepiane	0	0	75,000	0	147,000	0
Keith Lambert	0	00	52,908	58,467	107,160	308,686

(1)	Options are “in-the-money” at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 2004 based on the closing sale price of $19.54 per share of the Company’s common stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of shares.
Equity Compensation Plan Information
      The following table summarizes information about the Company’s equity compensation plans as of December 31, 2004. All outstanding awards relate to the Company’s common stock.

	Number of Securities to be		Weighted-Average	Number of Securities
	Issued upon Exercise of		Exercise Price of	Remaining Available for
	Outstanding Options,		Outstanding Options,	Future Issuance under
Plan Category	Warrants and Rights		Warrants and Rights($)	Equity Compensation Plans

Equity compensation plans approved by security holders	2,076,751	(1)	$17.44	2,912,945	(2)
Equity compensation plans not approved by security holders	1,720,609		15.65	134,587

Total	3,797,360		$16.64	3,047,532

(1)	Includes 613 shares and 9,812 shares subject to employee stock options assumed in the merger with Texas Micro Inc. with weighted average exercise prices of $13.04 and $10.15, respectively.

(2)	Includes 1,269,025 of securities authorized and available for issuance in connection with the RadiSys Corporation 1996 Employee Stock Purchase Plan.
Description of Equity Compensation Plans Not Adopted by Shareholders

2001 Nonqualified Stock Option Plan
      In February 2001, the Company established the 2001 Nonqualified Stock Option Plan, under which 2,250,000 shares of the Company’s common stock were reserved as of December 31, 2004. Grants under the 2001 Nonqualified Stock Option Plan may be awarded to selected employees, who are not executive officers or directors of the Company. The purpose of the 2001 Nonqualified Stock Option Plan is to enable the Company to attract and retain the services of selected employees of the Company or any parent or subsidiary of the Company. Unless otherwise stipulated in the plan document, the Board of Directors, at their discretion, determines the exercise prices (which may not be less than the fair market value of the Company’s common stock at the date of grant), vesting periods, and the expiration periods which are a maximum of 10 years from the date of grant.
EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS
      On October 15, 2002, the Company entered into an Executive Change of Control Agreement with Scott C. Grout. If Mr. Grout’s employment with the Company is terminated by the Company (other than for cause, death or disability) within 12 months following a change of control of the Company or within three months preceding a change of control of the Company, Mr. Grout is entitled to receive severance pay in a cash amount equal to 12 months of Mr. Grout’s annual base pay at the rate in effect immediately before the date of termination. Upon such a termination, Mr. Grout would receive 25% of the severance pay upon termination and the remaining 75% would be paid in periodic payments on regular paydays over 12 months so long as during the period of remaining payments Mr. Grout does not serve as or become a director, officer, partner, limited partner, employee, agent, representative, material stockholder, creditor, or consultant of or to, or serve in any other capacity with any business worldwide that shall in any manner (1) engage or prepare to engage in any business which competes directly with the Company or (2) solicit, hire, or otherwise assist in any effort that attempts to employ or otherwise utilize the services of any employee of the Company. Upon such a termination, and in addition to severance pay, Mr. Grout is also entitled to receive a lump sum payment equal to the estimated cost to Mr. Grout of COBRA benefits for a 12 month period, and all stock options granted to Mr. Grout under the Company’s 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full. In addition, if Mr. Grout’s employment is terminated without cause, the Company, upon receipt of a release, is required to pay Mr. Grout severance pay in a cash amount equal to 12 months of Mr. Grout’s annual base pay at the rate in effect immediately before the date of termination.
      On December 27, 2000, the Company entered into an Executive Change of Control Agreement with Ronald A. Dilbeck providing for severance pay in a cash amount equal to 12 months of Mr. Dilbeck’s annual base pay at the rate in effect immediately before the date of termination. Mr. Dilbeck is entitled to receive the severance pay if his employment with the Company is terminated by the Company (other than for cause, death or disability) within three months before, or within 12 months after, a change in control of the Company. Upon such a termination, and in addition to severance pay, Mr. Dilbeck is also entitled to receive COBRA benefits, and all stock options granted Mr. Dilbeck under the Company’s 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full.
      On October 3, 2001, the Company entered into an Executive Change of Control Agreement with Julia A. Harper providing for severance pay in a cash amount equal to 12 months of Ms. Harper’s annual base pay at the rate in effect immediately before the date of termination. Ms. Harper is entitled to receive the severance pay if her employment with the Company is terminated by the Company (other than for cause, death or disability) within three months before, or within 12 months after, a change in control of the Company. Upon such a termination, and in addition to severance pay, Ms. Harper is also entitled to receive COBRA benefits, and all stock options granted to Ms. Harper under the Company’s 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full.
      On March 7, 2005, the Company entered into an Executive Change of Control Agreement with Keith Lambert providing for severance pay in a cash amount equal to six months of Mr. Lambert’s annual base pay at the rate in effect immediately before the date of termination. Mr. Lambert is entitled to receive the severance pay if his employment with the Company is terminated by the Company (other than for cause, death or disability), or a requirement to accept a position greater than 25 miles from his current work location, within three months before, or within 12 months after, a change in control of the Company.

COMPENSATION AND DEVELOPMENT COMMITTEE
REPORT ON EXECUTIVE COMPENSATION(1)
      The Compensation and Development Committee of the Board of Directors has furnished the following report on executive compensation:
      The Compensation and Development Committee of the Board of Directors (the “Committee”) is composed of three independent, non-employee directors and, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee is also responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies.
      The Company’s objectives for executive compensation are to:

•	attract and retain key executives important to the long-term success of the Company;

•	reward executives for performance and enhancement of shareholder value; and

•	align the interests of the executive officers with the success of the Company by basing a portion of the compensation upon corporate performance.
Compensation Principles
      To achieve the Company’s executive compensation objectives, the Committee adheres to several principles in structuring the compensation packages for the Chief Executive Officer and the other executive officers of the Company. These are:
      Compensation for performance. A high percentage of total compensation is linked directly to the performance of the Company and the executive’s individual performance in attaining the Company’s objectives and supporting the Company’s mission statement. The Committee believes this structure aligns the executives’ interests with the interests of the Company’s shareholders.
      Competitive compensation. Total compensation levels of the Company’s executive officers are set relative to companies of similar revenue size in the electronics industry. The compensation packages are designed to allow an opportunity to earn at a level above median industry levels when Company performance significantly exceeds business objectives. The compensation packages are designed to reduce bonus pay out when the Company does not meet business objectives. The Company establishes challenging Company performance objectives and metrics. This makes the opportunity to earn higher levels of compensation a significant challenge to the executive officers.
      Executive ownership. A substantial component of executive compensation is equity-based, creating a strong and direct link between compensation and shareholder value and more closely aligning the interests of executive officers and shareholders. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results. The Company has established ownership guidelines for executive officers to further align their interests and objectives with the Company’s shareholders. Under these guidelines, all executive officers are expected to hold either (a) RadiSys stock equal in value to one year’s base salary, using the average stock price over last 12 months to calculate the value or (b) the number of shares of RadiSys stock equal to one year’s base salary divided by $20. Executive officers are expected to be in full compliance with this policy within 3-5 years after joining the Company.
      Management retention. Executive compensation packages are also designed to attract and retain qualified executives with the leadership skills and other key abilities required to meet the Company’s objectives and to

      (1) This Compensation and Development Committee Report, in addition to the section entitled “Audit Committee Report”, the Audit Committee Charter, and the section entitled “Stock Price Performance Graph” are not “soliciting material,” are not deemed “filed” with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, regardless of date or any general incorporation language in such filing.

enhance shareholder value. To this end, in determining compensation the Committee also takes into account individual experience, job responsibilities, and individual performance.
Components of Executive Compensation Program
      The Company’s executive officer compensation program consists of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options. The Committee annually reviews each component of compensation and total compensation for the executive officers of the Company. The review includes a third party market survey of compensation and changes in compensation for similar positions in comparable companies in the electronics industry. The Committee specifically reviewed data from 56 technology companies with revenues in the range of $100-$199 million. This report will refer to this data in several instances as the market. Six of these technology companies are included in the NASDAQ Computer Manufacturers Index used in the Stock Performance Graph included in this Proxy Statement. Although the Committee does not establish a specific formula or target to determine total compensation, the general objective is to generally pay the executive group at the 50th percentile of market as an average.

Base salary.
      Base salaries for executive officers are set at market-based levels believed by the Committee to be sufficient to attract and retain qualified executive officers. Although the Committee does not establish a specific formula or target to determine base salaries, the general objective is to pay the executive group base salaries between the 25th and 50th percentile of market data as an average. The Committee reviewed the executive compensation survey data described above using the general objective criteria. In addition, the Committee considers the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and demonstrating leadership. Based on the survey data and using their discretionary subjective judgment, the Committee determines the base compensation for each of the executive officers.

Cash Incentive Compensation Plan.
      The Company maintains a Cash Incentive Compensation Plan (the “Cash Incentive Plan”) in which executive officers are eligible for potential cash bonuses. The general objective is to pay the executive group between the 50th and 75th percentile of market data as an average. The Committee reviewed the executive compensation survey data described above to validate the potential target amount of payouts under the Cash Incentive Plan. The actual bonus payouts are calculated quarterly and paid on a semi-annual basis. Each executive is assigned a target bonus amount for the calendar year based on the market information discussed above. The Committee determines the actual bonuses based initially on the Company’s achievement of certain financial objectives that are based on the Company’s annual operating plan approved by the Board of Directors. For 2004, the Committee selected quarterly operating income as the financial objective to determine funding of the bonus pool. Operating income was defined as operating income from the Company’s financial statements without considering restructuring charges and some other non-recurring items. The quarterly operating income targets and the potential payout of quarterly bonuses for 2004 was as follows:

Quarterly Operating Income	Percentage Payout

$ 1,000,000	0
$ 4,000,000	50
$ 7,000,000	100
$ 8,500,000	150
$10,000,000	200
      At the end of each fiscal quarter the operating income is determined and the percentage payout is computed based on an interpolation of table shown above (the “Operating Income Percentage Payout”). The Operating Income Percentage Payout multiplied by the target bonus for the executive determines the initial calculation of the executive’s quarterly bonus. The Committee then reviews additional information provided by the Company on the individual executive’s performance and the executive teams’ collective performance and makes some subjective adjustments to the individual calculated bonuses. However, the Committee’s general objective is to not increase or decrease the aggregate amount of bonuses paid to all of the executive officers as a group except when overall business results merit a payout that is higher or lower than that calculated by the formula.
      The calculated Operating Income Percentage Payout for each fiscal quarter during 2004 was 65%, 75%, 68% and 62%. For the first six months of 2004, the Committee decided it was appropriate to exercise their discretionary authority and increased the percentage payout to 90%. This resulted in discretionary bonuses of $69,700 in excess of the formula-derived bonuses being paid to the executive officers during the first six months of 2004. The Committee exercised their discretionary authority to increase the payout amount for the first half based on the Company’s high level of achievement against the stated financial objectives. For the last six months of 2004, the Committee elected to calculate bonuses primarily according to calculated Operating Income Percentage Payout and slightly increased the percentage payout for the second six months of 2004.

Stock Options.
      The Company’s stock option program is intended as a long-term incentive plan for executives, managers and other employees within the Company. The Company’s stock option plans provide for the award of incentive stock options to selected employees and the award of nonqualified stock options, restricted stock, stock appreciation rights, bonus rights and other incentive grants to selected employees, independent contractors and consultants. The Committee is in the process of reviewing its long-term incentive plan for executives and other employees in light of the recent decision by the Financial Accounting Standards Board to require the expensing of stock options.
      The Committee reviewed the executive compensation survey data described above to validate the size of the equity grants to executives. Although the Committee does not establish a specific formula or target to determine the grants of stock options, the general objective is to grant options to the executive group between the 50th and 75th percentile of market as an average. The Committee asks for management recommendations in evaluating the size of a grant, if any, for each executive based on the individual’s ability to improve Company performance, the executive’s past performance, and expectations of the executive’s future contributions. The Committee believes option grants provide an effective incentive for management to create shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the Company’s common stock price appreciates over a number of years.
      Options to purchase a total of 183,220 shares of the Company’s common stock were granted to executive officers in 2004 with an exercise price equal to the fair market value of the underlying common stock on date of grant. No performance-based options were granted either to the Chief Executive Officer or other executive officers in 2004. Options granted to executive officers in 2004 are not exercisable for one year after the grant, after which the options are exercisable for one-third of the total option shares, and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable three years after the date of grant. The options terminate on the seventh anniversary of the grant date.
Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to the Company’s Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer) in any year. The levels of salary and annual cash incentive bonus generally paid by the Company to its executive officers do not exceed this limit. In addition, Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The stock options granted to executive officers under the Company’s 1995 Stock Incentive Plan Compensation Committee are considered performance based for purposes of Section 162(m) and are therefore not subject to the $1,000,000 limitation. The Committee’s intent is to design compensation that will be deductible without limitation, where doing so will further the purposes of the

Company’s executive compensation program. The Committee will, however, take into consideration the various other factors described in this report, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax-deductible.
Chief Executive Officer Compensation
      The Committee determined the compensation for the Chief Executive Officer for 2004 consistent with the executive compensation principles and components described above. The Committee set Mr. Grout’s annual base salary of $400,000 for 2004 to be competitive with the median base salary paid to Chief Executive Officers of comparable companies in the electronics industry. The base salary was determined by the Committee to be at approximately the 55th percentile of the target market and together with the target incentive bonus discussed below, his total cash compensation was approximately at the 50th percentile of the target market.
      Mr. Grout’s target incentive bonus for 2004 was $270,000 which was determined by the Committee to be at approximately the 45th percentile of the target market. He actually received an incentive bonus in total of $196,800 for 2004 in accordance with the Company’s Incentive Compensation Plan. Of this amount, $31,900 was discretionary based on the subjective assessment and decision of the Committee.
      The Committee also awarded Mr. Grout stock options to acquire 100,000 shares of the Company’s common stock. The Committee based this grant on the market survey information and their subjective judgment of Mr. Grout’s performance.
Our Process
      The Committee meets in a separate session each time the Board holds its regularly scheduled Board meetings. In addition, the Committee meets by telephone to the extent necessary to supplement its regularly scheduled meetings. In 2004, the Committee met four times in person and two times by telephone. At the first meeting in 2004, the Committee approved executive officer base compensation, the annual cash incentive compensation plan and stock option grants for 2004. At that meeting, the Committee also discussed the annual cash incentive compensation for the last six months of 2003. In subsequent meetings in March, May, with the full Board, and October, and two telephone meetings in July, the Committee considered changes to our long-term incentive compensation strategy. At the meeting in July, the Committee also reviewed and approved the annual cash incentive compensation for the first six months of 2004. The annual cash incentive compensation for the last six months of 2004 was considered at the Committee meeting in January 2005. In addition to these compensation issues, the Committee also considered issues relating to succession planning and executive development throughout the year.
      The Committee believes that the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company’s shareholders.

Richard J. Faubert
C. Scott Gibson
Jean-Pierre Patkay, Chairman
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors has oversight responsibility relating to the corporate accounting, reporting practices, and the quality and integrity of the Company’s financial reports; compliance with legal and regulatory requirements and the maintenance of ethical standards by the Company; the maintenance by the Company of effective internal controls; and independence and performance of the Company’s independent auditor. The Audit Committee is composed of three non-employee directors and operates under a written charter that it has adopted and approved pursuant to authority delegated to it by the

Board. The Audit Committee adopted a restated written charter for the Audit Committee on October 19, 2004 which is attached to this proxy statement as Appendix A. You can also access the charter at www.radisys.com under Investor Relations/ Corporate Governance. Each Audit Committee member meets the independence requirements of The Nasdaq Stock Market, Inc.
      The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee acts in an oversight capacity, and its responsibility is to monitor and review these processes. In its oversight role the Audit Committee relies, without independent verification, on

•	management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and

•	the report of the Company’s independent auditors, PricewaterhouseCoopers LLP, with respect to the Company’s consolidated financial statements.
      In this context, the Audit Committee held nine meetings in 2004. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s counsel and the Company’s independent auditors. The Audit Committee held private sessions at each of its meetings with PricewaterhouseCoopers LLP, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee reviewed with PricewaterhouseCoopers LLP the overall scope and plans for their audit, the results of audit examinations, evaluations by the auditors of the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also held private sessions at each of its meetings with the Chief Financial Officer at which candid discussions of financial management, accounting and internal control issues took place.
      The Audit Committee reviewed the audited consolidated financial statements for the fiscal year December 31, 2004 with management and PricewaterhouseCoopers LLP, including a discussion of the quality, not simply the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. In addressing the quality of management’s accounting standards, the Audit Committee sought management’s representation that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.
      The Audit Committee also discussed with PricewaterhouseCoopers LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). SAS 61 requires the Company’s independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements, including:

•	their responsibility under generally accepted auditing standards,

•	significant accounting policies,

•	management judgments and estimates,

•	any significant audit adjustments,

•	any disagreements with management, and

•	any difficulties encountered in performing the audit.
      The Audit Committee also discussed with PricewaterhouseCoopers LLP their independence, and PricewaterhouseCoopers LLP provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) to the effect that, in their professional judgment, PricewaterhouseCoopers LLP is independent of the Company within the meaning of the federal securities laws. When considering PricewaterhouseCoopers LLP’s independence, the Audit Committee discussed whether PricewaterhouseCoopers LLP’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.
      Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for fiscal year December 31, 2004 be included in the Company’s Annual Report on Form 10-K. The Audit Committee, pursuant to authority delegated to it by the Board, has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005.

C. Scott Gibson
Kevin C. Melia
Carl W. Neun, Chairman
Principal Accountant Fees and Services
      The following table sets forth the aggregate fees the Company has been billed for each of the last two fiscal years for services performed by the Company’s principal accounting firm, PricewaterhouseCoopers LLP:

Fee Category	Fiscal 2004	Fiscal 2003

Audit Fees	$721,050	$212,200
Audit-Related Fees	76,707	122,374
Tax Fees	123,115	247,067
All Other Fees	0	0

Total Fees	$920,872	$581,641

      Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, Section 404 internal control audit and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters. The increase in audit fees in 2004 versus 2003 is associated with the internal controls audit required by section 404 of the Sarbanes Oxley Act.
      Audit-Related Fees: This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include statutory audits required by non-U.S. jurisdictions, employee benefit plan audits, accounting consultations concerning financial accounting and reporting standards.
      Tax Fees: This category consists of professional services rendered by PricewaterhouseCoopers LLP for international tax compliance and other international tax related services. The services for the fees disclosed under this category primarily consist of international tax return preparation, technical consulting and other international tax related services. In 2003, the Company began to migrate all of the U.S. tax compliance and some of the tax advisory services from PriceWaterhouseCoopers LLP to Ernst & Young LLP.
      The Audit Committee pre-approved all of the services described above that were provided during 2004 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act, which became effective on May 6,

2003. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant’s independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, all audit and non-audit services to be performed by the independent auditors must be presented to the Audit Committee in writing prior to the commencement of such services. The proposal must include a description and purpose of the services, estimated fees and other terms of the engagement. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals. Any pre-approvals made by the Chair pursuant to this delegation shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approvals.

STOCK PRICE PERFORMANCE GRAPH
      The following graph sets forth the Company’s total cumulative shareholder return as compared to the return of the Standard and Poor’s 500 Index (“S & P 500”) and the NASDAQ Computer Manufacturers Index for the period of December 31, 1999 through December 31, 2004. The graph reflects the investment of $100 on December 31, 1999 in the Company’s stock, the S & P 500 and in a published industry peer group index.
      Total return also assumes reinvestment of dividends. The Company has never paid dividends on its common stock.
      Historical stock price performance should not be relied upon as indicative of future stock price performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

	Cumulative Total Return
	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004

RADISYS CORPORATION	100.00	50.74	38.55	15.65	33.08	38.33
S & P 500	100.00	90.89	80.09	62.39	80.29	89.02
NASDAQ COMPUTER MANUFACTURERS	100.00	58.84	41.00	28.25	38.57	47.44

*	$100 invested on 12/31/99 in stock or index including reinvestment of dividends. Fiscal year ending December 31.
PROPOSAL 2:
RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has appointed PriceWaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005. During the 2004 fiscal year, PriceWaterhouseCoopers LLP served as the Company’s independent auditors and also provided certain tax services. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If a majority of the votes cast on this matter are not cast in favor of the appointment of PriceWaterhouseCoopers LLP, the Audit Committee will reconsider its appointment.
      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement, but will have the opportunity to make a statement if they wish.
Recommendation by the Board of Directors
      THE BOARD OF DIRECTORS RECOMMENDS THAT THE PROPOSED RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS BE APPROVED.
PROPOSAL 3:
TO VOTE ON A PROPOSAL TO AMEND THE COMPANY’S 1996 EMPLOYEE STOCK PURCHASE PLAN TO ADD AN ADDITIONAL 700,000 SHARES THAT MAY BE ISSUED UNDER THIS PLAN
      The 1996 Employee Stock Purchase Plan (“ESPP”) provides a convenient and practical means by which employees may purchase stock of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of the Company’s common stock pursuant to the ESPP is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees. As of March 22, 2005, out of a total of 3,450,000 shares reserved for issuance under the ESPP, 2,286,990 shares had been issued leaving 1,163,010 shares available for issuance under the ESPP. The Board of Directors believes additional shares will be needed under the ESPP to provide appropriate incentives to key employees and others. Accordingly, on March 8, 2005, the Board of Directors approved an amendment to the ESPP, subject to shareholder approval, to reserve an additional 700,000 shares for issuance under the ESPP, thereby increasing the total number of shares of the Company’s common stock reserved for issuance under the ESPP from 3,450,000 to 4,150,000.
      Certain provisions of the ESPP are summarized below. The complete text of the ESPP, marked to show the proposed amendment, is attached to this document as Appendix B.
      The ESPP is administered by the Board of Directors. The Board has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to the requirement that certain amendments be approved by shareholders.
      All employees of the Company, including the Company’s officers, are eligible to participate in the ESPP. As of March 22, 2005, approximately 500 employees of the Company were eligible to participate in the ESPP. Each participant may enroll in an 18-month offering in which shares of the Company’s common stock are purchased on the last day of each three-month period of an offering. A separate offering commences on February 15, May 15, August 15 and November 15 of each calendar year under the ESPP. The first day of each offering is the “enrollment date” of the offering. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Company’s common stock on the enrollment date of the offering or (b) the fair market value on the date of purchase. Participants may elect to contribute from 1% to 15% of compensation paid to the participant during each pay period in the offering.
      No participant may obtain a right to purchase shares under the ESPP if, immediately after the right is granted, the participant owns or is deemed to own shares of the Company’s common stock possessing five percent or more of the combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. The maximum number of shares that a participant may purchase in an offering is 10,000. In addition, no participant may obtain a right to purchase shares under the ESPP that permits the participant’s rights to purchase shares under the ESPP to accrue at a rate which exceeds $25,000 in fair market value of the Company’s common stock (determined as of the enrollment date) for each calendar year of the offering.
      Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant’s employment for any reason other than death, the payroll deductions credited to the participant’s account will be returned to the participant. Upon termination of a participant’s employment because of that person’s death, the payroll deductions credited to the participant’s account will be used to purchase shares on the next purchase date. Any shares purchased and any remaining balance will be returned to the deceased participant’s beneficiary or, if none, to the participant’s estate.
Material Federal Income Tax Consequences
      The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, employees generally will not recognize taxable income or gain with respect to shares purchased under the ESPP either at an enrollment date or at a purchase date. If an employee disposes of shares purchased under the ESPP more than two years after the enrollment date and more than one year after the purchase date, or in the event of the employee’s death at any time, the employee or the employee’s estate generally will be required to report as ordinary compensation income, for the taxable year in which the disposition or death occurs, an amount equal to the lesser of the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or 15 percent of the fair market value of the shares on the enrollment date. Any gain on disposition in excess of the amount treated as ordinary compensation income generally will be taxed as capital gain to the employee. In the case of such a disposition or death, the Company will not be entitled to any federal income tax deduction.
      If a current or former employee disposes of shares purchased under the ESPP within two years after the enrollment date or within one year after the purchase date, the employee will be required to report the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price generally will be taxed as capital gain or loss. In the event of a disposition within two years after the enrollment date or within one year after the purchase date, the Company generally will be entitled to a deduction in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income. For dispositions made by the Company’s Chief Executive Officer or any of the Company’s four highest compensated officers (other than the Chief Executive Officer), the Company’s deduction may be limited pursuant to Section 162(m) of the Code, as discussed above.
      Under the terms of the ESPP, participants are required to pay to the Company any amounts necessary to satisfy any tax withholding determined by the Company to be required in connection with either the purchase or sale of shares acquired under the ESPP.
Recommendation by the Board of Directors
      THE BOARD OF DIRECTORS RECOMMENDS THAT THE PROPOSED AMENDMENT TO THE ESPP BE APPROVED.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Ken J. Bradley, a nominee for election as a director, was Chief Executive Officer from January 2003 until January 2005 and a 15% shareholder of CoreSim, Inc., a privately held Canadian company specializing in advanced systems design analysis and product lifecycle management. During 2004, the Company purchased approximately $328,900 of design and engineering services from CoreSim, which exceeds 5% of CoreSim’s 2004 gross revenues. The Audit Committee of the Board of Directors has reviewed and approved the Company’s transactions with CoreSim.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      None.
SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of the reports received by the Company during and with respect to fiscal 2004 and on written representations of certain reporting persons, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.
HOUSEHOLDING OF MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing or calling the Company at the following address or phone number: RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Investor Relations or by calling (503) 615-7797. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      The Company’s bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to 5445 NE Dawson Creek Drive, Hillsboro, Oregon, Attention: Corporate Secretary. The bylaws prescribe the information to be contained in any such notice. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary not less than 50 days nor more than 75 days before the annual meeting, provided, however, that if less than 65 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the meeting was mailed or public disclosure was made. The Company’s 2006 annual meeting of shareholders is expected to be held on May 16, 2006. Any notice relating to a shareholder proposal for the 2006 annual meeting, to be timely, must be received by the Company between March 2, 2006 and March 27, 2006. Shareholders wishing to submit proposals in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, for inclusion in the Company’s proxy statement for the 2006 annual meeting of shareholders must submit the proposals for receipt by the Company not later than December 7, 2005.
DISCRETIONARY AUTHORITY
      Although the Notice of the Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.
      For this year’s annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders is received at the principal executive offices of the Company before March 3, 2005 or after March 28, 2005, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2006 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company before March 2, 2006 or after March 27, 2006, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders.
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WE URGE SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Julia A. Harper
Secretary
April 6, 2005
Hillsboro, Oregon

APPENDIX A
RADISYS CORPORATION
AUDIT COMMITTEE CHARTER
October 19, 2004
Purpose
      The Audit Committee (the “Committee”) is a committee of the Board (the “Board”) of RadiSys Corporation (the “Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities relating to:

A. Corporate accounting and reporting practices of the Company, and the quality and integrity of the Company’s financial reports;

B. Compliance with legal and regulatory requirements;
      The Company’s internal audit practices and internal controls over financial reporting; and
      Audits of the Company’s financial statements including the independence, compensation, qualifications and performance of the Company’s independent auditor.
      The Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent auditors of their responsibilities relating to the audit or review of financial statements.
Committee Membership
      The Committee shall consist of at least three (3) directors. The Board will designate a Committee member to serve as chairperson of the Committee in the accordance with the Company’s corporate governance policies.
      Independence — All Committee members must have been determined by the Board to be independent, as defined in the applicable SEC rules and Nasdaq listing standards.
      Financial literacy — Each Committee member must be financially literate upon appointment to the Committee, as determined by the Board in accordance with the Nasdaq listing standards. At all times, there should be at least one Committee member who is an audit committee financial expert as defined in the SEC rules.
      Appointment — Subject to any requirements of the listing standards, the Board may appoint and remove Committee members in accordance with the Company’s bylaws.
Meetings, Reports and Resources
      The Committee shall meet as often as it determines necessary, but not less than quarterly. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee may ask members of management, the independent auditor, the Company’s’ outside counsel or the Committee’s counsel or other advisor to attend any meetings or to meet with any members of or consultants to the Committee to provide pertinent information as necessary.
      The Committee shall meet separately and periodically with the independent auditor, internal auditors and management to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.
      The chairperson or a majority of the Committee members may call meetings of the Committee. A majority of the authorized number of Committee members constitutes a quorum for the transaction of Committee business, and the vote of a majority of the Committee members present at a meeting at which a quorum is present will be the act of the Committee, unless a greater number is required by the bylaws or the Nasdaq listing standards.
      The Committee shall maintain written minutes or other records of meetings and activities of the Committee, deliver copies of the minutes to the corporate secretary for inclusion in the corporate records, and report Committee actions to the Board with such recommendations as the Committee may deem appropriate. In addition, the Committee Chairman or delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.
      The Committee will prepare the Committee report for the annual meeting proxy statement, report to the Board the results of its annual review of the independent auditors and its annual review by the Committee of its own performance.
      The Committee is at all times authorized to have direct, independent and confidential access to the independent auditors, other directors of the Company, management and other personnel to carry out the Committee’s purposes. The Committee is authorized to conduct or authorize investigations into any matters relating to the purposes, duties or responsibilities of the Committee. The Committee is authorized to select, engage, oversee and obtain advice and assistance from outside legal, accounting or other advisors or consultants. The Company will provide adequate funding for the independent auditor, any other advisors and any ordinary administrative expenses of the Committee necessary to carry out its duties.
Independent Auditors
      Overall Authority The Committee has the sole authority and direct responsibility for appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditors. The independent auditors report directly to the Committee. The Committee’s authority includes resolution of disagreements between management and the auditors regarding financial reporting and the receipt of communications from the auditors. The Committee will review, in consultation with management and the independent auditor, in advance of the annual audit, the audit scope, plan, staffing and areas of audit focus
      Terms of audit and non-audit engagements The Committee must pre-approve all audit, review, attest and permissible non-audit services to be provided to the Company by the independent auditor. The Committee may establish pre-approval policies and procedures in compliance with applicable SEC rules. The independent auditor shall not perform, nor shall the Committee approve the performance by the independent auditor of services prohibited by the Exchange Act or other applicable laws, rules and regulations.
      Annual quality control report and review The Committee must obtain and review, at least annually, a report by the independent auditors describing the audit firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review or peer review of the auditing firm or by any inquiry or investigation by governmental or professional authorities within the previous five years, and any steps taken to deal with such issues. The Committee must also review and evaluate annually the lead partner and rotation of lead partner of the independent auditors for the Company’s account and the auditors’ views of Company management and internal finance employees.
      Hiring employees of the independent auditors The Committee will establish hiring policies that will govern the Company’s hiring of employees or former employees of the independent auditors and report these policies to the Board.
Annual Financial Reporting
      As often and to the extent the deemed necessary, but at least annually, the Committee will:
      Discuss with management financial statements and internal controls, related accounting and auditing principles and practices and management’s assessment and the related attestation of internal control over financial reporting.
      Request from the independent auditors a report of all critical accounting policies and practices to be used, all alternative treatments within generally accepted accounting principles relating to material items and any other material written communications between the independent auditors and Company management including any management letter or schedule of unadjusted differences.
      Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 including the quality and acceptability of the accounting principles applied in the financial statements, new or changed accounting policies, the effect of regulatory and accounting initiatives, significant estimates or judgments, issues raised by any management or internal control letter from the auditors, problems or difficulties encountered in the audit, and any off-balance sheet transactions or relationships with any unconsolidated entities or persons which may have a material impact on the financial condition or results of the Company.
      Review with management and the independent auditors the intended disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s annual 10-K filing.
      Receive from the independent auditors a formal written statement of all relationships between the auditors and the Company. The statement should be consistent with Independence Standards Board Standard No. 1.
      To the extent necessary or appropriate, discuss with the independent auditors any material issues on which the audit team consulted the independent auditors’ national office.
      Recommend to the Board the acceptance of the audited financial statements for inclusion in the Company’s annual report on Form 10-K.
Quarterly financial reporting
      On a quarterly basis, the Committee will:
      Review and discuss the quarterly financial statements and results of the independent auditors’ review of the financials statements with management and the auditors.
      Review and discuss with Company management and the independent auditors the quality and acceptability of the accounting principles applied in the financial statements, new or changed policies, significant estimates or judgments, any off-balance sheet transactions or relationships with any unconsolidated entities or any other persons that may have a material current or future effect on the financial condition or results of the Company.
      Review and discuss the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s quarterly 10-Q filings with management and the independent auditors.
Other Functions
      The Committee will review and assess the adequacy of this charter annually and recommend any proposed changes to the Board.
      The Committee will discuss with management each earnings press release, including the use of “pro forma” or “adjusted” non-GAAP information, and any other published financial information or guidance provided to analysts and rating agencies. The Chair (or the Chair’s designee) of the Committee may represent the entire Committee for purposes of this review and approval.
      The Committee will periodically review with management the Company’s disclosure controls and procedures, internal control over financial reporting, including computerized information systems controls and security, and systems and procedures to promote compliance with laws
      The Committee will periodically discuss with management or the independent auditors any major financial risks or exposures, the steps management has taken to monitor and control such exposures and Company guidelines and policies for risk assessment and risk management.

      The Committee will assess and approve the Company code of conduct and ethics, and will review with the independent auditor the results of their review of the Company’s monitoring of compliance with the code of conduct.
      The Committee will establish and maintain procedures for the receipt, retention and treatment of complaints received regarding accounting, internal controls or auditing matters and will provide for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      The Committee will monitor and oversee the internal audit function.
      The Committee will review and approve any related-party transactions required to be disclosed under SEC rules prior to initiation of any such transaction.
      The Committee will review and discuss any significant deficiencies or material weaknesses in internal control, any change that has or is likely to materially affect internal controls, and any fraud that involves management or other employees who have a significant role in internal controls.
      The Committee will review and take action with respect to any reports from legal counsel concerning any material violation of securities law or breach of fiduciary duty by the Company or any other legal or regulatory matter that might have a material impact on the Company. The Committee will require management to establish procedures for the receipt, retention and treatment of reports by the Company’s internal and external legal counsel regarding evidence of a material violation of an applicable federal or state securities law, material breach of fiduciary duty arising under federal or state law or similar material violation of any federal or state law by the Company or any officer, director, employee or agent of the Company.
      The Committee may perform any other activities consistent with this charter, the Company’s corporate governance documents and applicable listing standards, laws and regulations as the Committee or the Board of directors considers appropriate.
      The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board.

APPENDIX B
RADISYS CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED THROUGH MAY [18, 2004)] 17, 2005)1

I.	PURPOSE OF PLAN
      As a means by which Employees may share in the Company’s growth and success, RadiSys Corporation (the “Company”) believes that ownership of shares of its Common Stock by its Employees is desirable. To this end, and as an incentive to better performance and improved profits, the Company has established the RadiSys Corporation 1996 Employee Stock Purchase Plan (the “Plan”).
      The Company intends that the Plan will constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code.

II.	DEFINITIONS
      Terms that are capitalized within this document shall have the meanings as set forth in Exhibit A, unless otherwise specified within the text.

III.	EMPLOYEE PARTICIPATION

PARTICIPATION
      Subject to the provisions of this Section III, an Employee may elect to participate in the Plan effective as of any Enrollment Date by completing and filing a Payroll Deduction Authorization Form as provided in Section IV. As of each Enrollment Date, the Company hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date.

REQUIREMENTS FOR PARTICIPATION
      A person shall become eligible to participate in the Plan on the first Enrollment Date on which that person meets the following requirements:

a) The person is an Employee, and

b) The person’s customary period of Employment is more than twenty (20) hours per week.
      Any eligible Employee may enroll in the Plan as of the Enrollment Date of any Offering by filing timely written notice of such participation, subject to the following provisions:

(i) In order to enroll in the Plan initially, an eligible Employee must complete, sign and submit to the Company the following forms:

(A) Payroll Deduction Authorization Form Must be received by the Company prior to 4:00 p.m., Pacific Time on the Enrollment Date of an Offering to be effective for that Offering.

(B) ESPP New Account Form This form must accompany the Payroll Deduction Authorization Form submitted for enrollment in the Plan. An ESPP New Account Form must be received by the Company prior to 4:00 p.m., Pacific Time on the Enrollment Date of an Offering to be effective for that Offering.

(ii) A Participant in an ongoing Offering may elect as of any Enrollment Date to enroll in the new Offering commencing on that Enrollment Date by filing a Payroll Deduction Authorization Form making

1	Double underscored text is new, text in brackets is to be deleted.

such election prior to 4:00 p.m. Pacific Time on the Enrollment Date. An election by a current Participant to enroll in a new Offering shall constitute a withdrawal, effective as of such Enrollment Date, from the ongoing Offering and simultaneous reenrollment in the new Offering. A reenrollment shall not affect the purchase of Shares under the ongoing Offering occurring on the Purchase Date immediately preceding the Enrollment Date. A Participant may make an ongoing election to reenroll on any Enrollment Date as of which the fair market value of the Shares for purposes of Section VI is less than it was as of the Enrollment Date for the Offering in which the Participant is currently participating. Unless otherwise specified by the Participant, any such ongoing reenrollment election shall be subject to revocation; provided, however, that to be effective to prevent reenrollment on any Enrollment Date, such revocation must be received by the Company prior to 4:00 p.m. Pacific Time on the Enrollment Date.

(iii) Absent withdrawal from the Plan pursuant to Section VII, a Participant will automatically be re-enrolled in the Offering commencing on the Enrollment Date immediately following the expiration of the Offering of which that person is then a Participant.

      A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when the Participant ceases to meet the eligibility requirements as defined above.

LIMITATIONS ON PARTICIPATION
      No Employee may obtain a right to purchase Shares under the Plan if, immediately after the right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.
      No Employee may obtain a right to purchase Shares under the Plan that permits the Employee’s rights to purchase Shares under the Plan and any other employee stock purchase plan within the meaning of Section 423 of the Code of the Company or any parent or subsidiary of the Company to accrue at a rate which exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date) for each calendar year of the Offering. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.
      The maximum number of Shares that an Employee may purchase in an Offering shall not exceed 10,000 shares, no more than one-third of which may be purchased on any Purchase Date on or prior to August 15, 2000, and no more than one-sixth of which may be purchased on any Purchase Date after August 15, 2000.

VOLUNTARY PARTICIPATION
      Participation in the Plan shall be strictly voluntary.

IV.	PAYROLL DEDUCTIONS

PAYROLL DEDUCTION AUTHORIZATION
      An Employee may contribute to the Plan only by means of payroll deductions. A Payroll Deduction Authorization Form must be filed with the Company’s stock administrator prior to 4:00 p.m. Pacific Time on the Enrollment Date as of which the payroll deductions are to take effect.

AMOUNT OF DEDUCTIONS
      A Participant may specify that the person desires to make contributions to the Plan at a rate not less than 1% and not more than 15% of the Compensation paid to the Participant during each pay period in the Offering, or other such minimum or maximum percentages as the Plan Administrator shall establish from time to time; provided, however, that a Participant in any Offering that commenced prior to August 15, 2000 may not specify during that Offering contributions to the Plan of more than 10% of Compensation. Such specification shall apply during any period of continuous participation in the Plan, unless otherwise modified or terminated as provided in this Section IV or as otherwise provided in the Plan. If a payroll deduction cannot be made in whole or in part because the Participant’s pay for the period in question is insufficient to fund the deduction after having first withheld all other amounts deductible from that person’s pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent pay checks.

COMMENCEMENT OF DEDUCTIONS
      Payroll deductions for a Participant shall commence on the Enrollment Date of the Offering for which that person’s Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in this Section IV or as otherwise provided in the Plan.

ACCOUNTS
      All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant’s Account since the last Purchase Date and the number of Shares purchased and delivered to the Custodian for deposit into the Participant’s Custodial Account.

MODIFICATION OF AUTHORIZED DEDUCTIONS
      A Participant may at any time increase or decrease the amount of that person’s payroll deduction effective for all applicable payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with the Company’s stock administrator in accordance with this Section IV; provided, however, that a Participant in any Offering that commenced prior to August 15, 2000 may not change the amount of that person’s payroll deduction more than three times during that Offering.
      A Participant may at any time discontinue the Participant’s payroll deductions, without withdrawing from the Plan, by completing an amended Payroll Deduction Authorization Form and filing it with the Company’s stock administrator. Previous payroll deductions will then be retained in the Participant’s Account for application to purchase Shares on the next Purchase Date, after which the Participant’s participation in the Offering and in the Plan will terminate unless the participant has timely filed another Payroll Deduction Authorization Form to resume payroll deductions.
      For purposes of the above, an amended Payroll Deduction Authorization form shall be effective for a specific pay period when filed 7 days prior to the last day of such payroll period; provided, however, that for a Participant in any Offering that commenced prior to August 15, 2000 an amended Payroll Deduction Authorization form shall be effective for a specific pay period during that Offering when filed 15 days prior to the last day of such payroll period.

V.	CUSTODY OF SHARES

DELIVERY AND CUSTODY OF SHARES
      Shares purchased pursuant to the Plan shall be delivered to and held by the Custodian.

CUSTODIAL ACCOUNT
      As soon as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant’s Account. The Shares will be held in a Custodial Account specifically established for this purpose. An Employee must open a Custodial Account with the Custodian in order to be eligible to purchase Shares under the Plan. In order to open a Custodial Account, the Participant must complete an ESPP New Account Form and file it with the stock administrator prior to 4:00 p.m. Pacific Time on the Enrollment Date of the Offering as of which the enrollment is to take effect; provided, however, that an

ESPP New Account Form that effects a change in the status of the Custodial Account may be filed at any time during participation in the Plan.

TRANSFER OF SHARES
      Upon receipt of appropriate instructions from a Participant on forms provided for that purpose, the Custodian will transfer into the Participant’s own name all or part of the Shares held in the Participant’s Custodial Account and deliver such Shares to the Participant.

STATEMENTS
      The Custodian will deliver to each Participant a semi-annual statement showing the activity of the Participant’s Custodial Account and the balance as to both Shares and cash. Participants will be furnished such other reports and statements, and at such intervals, as the Custodian and Plan Administrator shall determine from time to time.

VI.	PURCHASE OF SHARES

PURCHASE OF SHARES
      Subject to the limitations of Section VII, on each Purchase Date in an Offering, the Company shall apply the amount credited to each Participant’s Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in this Section VI, and shall promptly deliver such Shares to the Custodian for deposit into the Participant’s Custodial Account. Payment for Shares purchased under the Plan will be made only through payroll withholding deductions in accordance with Section IV.

PRICE
      The price of Shares to be purchased on any Purchase Date shall be the lower of:

(a) Eighty-five percent (85%) of the fair market value of the Shares on the Enrollment Date of the Offering; or

(b) Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

FAIR MARKET VALUE
      The fair market value of the Shares on any date shall be equal to the closing trade price of such shares on the Valuation Date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it.

UNUSED CONTRIBUTIONS
      Any amount credited to a Participant’s Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant’s Account for application on the next succeeding Purchase Date.

VII.	TERMINATION AND WITHDRAWAL

TERMINATION OF EMPLOYMENT
      Upon termination of a Participant’s Employment for any reason other than death, the payroll deductions credited to such Participant’s Account shall be returned to the Participant. A Participant shall have no right to accrue Shares upon termination of the person’s Employment.

TERMINATION UPON DEATH
      Upon termination of the Participant’s Employment because of that person’s death, the payroll deductions credited to that person’s Account shall be used to purchase Shares as provided in Section VI on the next

Purchase Date. Any Shares purchased and any remaining balance shall be transferred to the deceased Participant’s Beneficiary, or if none, to that person’s estate.

DESIGNATION OF BENEFICIARY
      Each Participant may designate, revoke, and redesignate Beneficiaries. All changes to designation of Beneficiary shall be in writing and will be effective upon delivery to the Plan Administrator.

WITHDRAWAL
      A Participant may withdraw the entire amount credited to that individual’s Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Company, but in no case may a Participant withdraw accounts within the 15 days immediately preceding a Purchase Date for the Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal and no further payroll deductions shall be made from the person’s Compensation unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

STATUS OF CUSTODIAL ACCOUNT
      Upon termination of a Participant’s Employment for any reason other than death, the Participant may,
      (a) Elect to retain with the Custodian the Shares held in the Participant’s Custodial Account. The Participant will bear the cost of any annual fees resulting from maintaining such an account.
      (b) Request issuance of the Shares held in the Participant’s Custodial Account by submitting to the Custodian the appropriate forms provided for that purpose.
      Upon termination of a Participant’s Employment as a result of death, any Shares held by the Custodian for the Participant’s Account shall be transferred to the person(s) entitled thereto under the laws of the state of domicile of the Participant upon a proper showing of authority.

VIII.	SHARES PURCHASED UNDER THE PLAN

SOURCE AND LIMITATION OF SHARES
      The Company has reserved for sale under the Plan [3,450,000] 4,150,000 shares of common stock, subject to adjustment upon changes in capitalization of the Company as provided in Section X. Shares sold under the Plan may be newly issued Shares or Shares reacquired in private transactions or open market purchases, but all Shares sold under the Plan regardless of source shall be counted against the [3,450,000] 4,150,000 Share limitation.
      If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Company prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant’s Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant’s Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons. No deductions shall be permitted under the Plan at any time when no Shares are available.

DELIVERY OF SHARES
      As promptly as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant’s Account.

INTEREST IN SHARES
      The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Company to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Company. After the purchase of Shares, the Participant shall be entitled to all rights of a stockholder of the Company.

IX.	ADMINISTRATION

PLAN ADMINISTRATOR
      At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors. Each member of the Committee shall be either a director, an officer or an Employee of the Company. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until that person dies, resigns or is removed by the Board of Directors.

POWERS
      The Plan Administrator shall be vested with full authority to make, administer and interpret the rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

X.	CHANGES IN CAPITALIZATION, MERGER, ETC.

RIGHTS OF THE COMPANY
      The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or other changes in its capital or business structure or to merge, consolidate or dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

RECAPITALIZATION
      Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section VIII and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company.

CONSOLIDATION OR MERGER
      In the event of the consolidation or merger of the Company with or into any other business entity, or sale by the Company of substantially all of its assets, the successor may at its discretion continue the Plan by adopting the same by resolution of its Board of Directors or agreement of its partners or proprietors. If, within 90 days after the effective date of a consolidation, merger, or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section XIII.

XI.	TERMINATION OF EMPLOYMENT

LEAVE
      A person’s Employment shall not terminate on account of an authorized leave of absence or sick leave, or on account of a military leave described in this Section XI, or a direct transfer between Employers, provided such leave does not exceed 90 days or, if longer, so long as the person’s right to reemployment is guaranteed by statute or by contract. Failure to return to work upon expiration of any leave of absence or sick leave shall be considered a resignation effective as of the expiration of such leave of absence or sick leave.

MILITARY LEAVE
      Any Employee who leaves the Employer directly to perform services in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Employee to reemployment rights provided by the laws of the United States, shall be on military leave. An Employee’s military leave shall expire if the Employee voluntarily resigns from the Employer during the leave or if that person fails to make an application for reemployment within a period specified by such law for preservation of employment rights. In such event, the individual’s Employment shall terminate by resignation on the day the military leave expires.

XII.	STOCKHOLDER APPROVAL AND RULINGS
      The Plan is expressly made subject to (a) the approval of the Plan within twelve (12) months after the Plan is adopted by the stockholders of the Company and (b) at the Company’s election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted and if, at the election of the Company a ruling from the Internal Revenue Service is sought but not received on or before one year after this Plan’s adoption by the Board of Directors, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to the Participant.

XIII.	MISCELLANEOUS PROVISIONS

AMENDMENT AND TERMINATION OF THE PLAN
      The Board of Directors of the Company may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares without prior approval of the stockholders of the Company if the amendment would:
      (i) Permit the sale of more Shares than are authorized under Section VIII;
      (ii) Permit the sale of Shares to employees of entities which are not Employers;
      (iii) Materially increase the benefits accruing to Participants under the Plan; or
      (iv) Materially modify the requirements as to eligibility for participation in the Plan.
      The Plan is intended to be a permanent program, but the Company reserves the right to declare the Plan terminated at any time. Upon such termination, amounts credited to the Accounts of the Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

NON-TRANSFERABILITY
      Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section VII, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Company may treat any such act as an election to withdraw funds in accordance with Section VII. A Participant’s rights to purchase Shares under the Plan are exercisable during the Participant’s lifetime only by the Participant.

USE OF FUNDS
      All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

EXPENSES
      All expenses of administering the Plan shall be borne by the Company. The Company will not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of sale prior to remittance.

TAX WITHHOLDING
      Each Participant who has purchased Shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Employer in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Employer to be required. If the Employer determines that additional withholding is required beyond any amounts deposited at the time of purchase, the Participant shall pay such amount to the Employer on demand. If the Participant fails to pay the amount demanded, the Employer may withhold that amount from other amounts payable by the Employer to the Participant, including salary, subject to applicable law.

NO INTEREST
      No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant’s Account.

REGISTRATION AND QUALIFICATION OF SHARES
      The offering of Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

RESPONSIBILITY AND INDEMNITY
      Neither the Company, its Board of Directors, the Custodian, nor any member, officer, agent or employee of any of them, shall be liable to any Participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

PLAN NOT A CONTRACT OF EMPLOYMENT
      The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for or an inducement or a condition of employment of an Employee. Except as otherwise required by law, or any applicable collective bargaining agreement, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan.

The doctrine of substantial performance shall have no application to any Employee, Participant, or Beneficiary. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

SERVICE OF PROCESS
      The Secretary of the Company is hereby designated agent for service or legal process on the Plan.

NOTICE
      All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Company prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

GOVERNING LAW
      The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance with it. To the extent state law is applicable, the laws of the State of Oregon shall apply.

REFERENCES
      Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

EXHIBIT A
DEFINITIONS

ACCOUNT	shall mean each separate account maintained for a Participant under the Plan collectively or singly as the context requires. Each Account shall be credited with a Participant’s contributions, and shall be charged for the purchase of Shares. A Participant shall be fully vested in the cash contributions to that person’s Account at all times. The Plan Administrator may create special types of Accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

BENEFICIARY	shall mean a person or entity entitled under Section VII of the Plan to receive Shares purchased by, and any remaining balance in, a Participant’s Account on the Participant’s death.

BOARD OF DIRECTORS	shall mean the Board of Directors of the Company.

CODE	shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any future tax code.

COMMITTEE	shall mean the Committee appointed by the Board of Directors in accordance with Section IX of the Plan.

COMPENSATION	shall mean the total cash compensation (except as otherwise set forth below), before tax withholding, paid to an Employee in the period in question for services rendered to the Employer by the Employee. Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred or cafeteria plan that is maintained by the Employer and that is intended to be qualified under Section 401(k) or 125 of the Code. An Employee’s Compensation shall not include severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave.

COMMON STOCK	shall mean the common stock of the Company.

COMPANY	shall mean RadiSys Corporation, an Oregon Corporation.

CUSTODIAN	shall mean the investment or financial firm appointed by the Plan Administrator to hold all Shares pursuant to the Plan.

CUSTODIAL ACCOUNT	shall mean the account maintained by the Custodian for a Participant under the Plan.

DISABILITY	shall refer to a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Employee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an Employee of the Company. Disability shall be deemed to have occurred on the first day after the Company and two independent physicians have furnished their opinion of Disability to the Plan Administrator.

EMPLOYEE	shall mean an individual who renders services to the Employer pursuant to an employment relationship with such Employer. A person rendering services to an Employer purportedly as an inde-

pendent consultant or contractor shall not be an Employee for purposes of the Plan.

EMPLOYER	shall mean, collectively, the Company and its Subsidiaries or any successor entity that continues the Plan. All Employees of entities which constitute the Employer shall be treated as employed by a single company for all purposes of the Plan.

EMPLOYMENT	shall mean the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Section XI.

ENROLLMENT DATE	shall mean the first day of each Offering.

ESPP NEW ACCOUNT	shall mean the form provided by the Company on which a Participant shall elect to open an Account with the Custodian and authorize delivery to the Custodian of

FORM	all Shares issued for the Participant’s Account.

OFFERING	until August 15, 2000 shall mean any one of the separate overlapping eighteen (18) month periods commencing on February 15 and August 15 of each calendar year under the Plan other than calendar year 1999; in calendar year 1999, the first Offering shall be a period commencing on June 12, 1999 and ending on August 15, 2000, and the second Offering shall be the eighteen (18) month period commencing on August 15, 1999. Beginning with the Offering that commences on August 15, 2000, Offering shall mean any one of the separate overlapping eighteen (18) month periods commencing on February 15, May 15, August 15 and November 15 of each calendar year under the Plan.

PARTICIPANT	shall mean any Employee who is participating in any Offering under the Plan pursuant to Section III.

PAYROLL DEDUCTION AUTHORIZATION FORM	shall mean the form provided by the Company on which a Participant shall elect to participate in the Plan and the Offering under the Plan and designate the percentage of that individual’s Compensation to be contributed to that individual’s Account through payroll deductions.

PLAN	shall mean this document.

PLAN ADMINISTRATOR	shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Section IX.

PURCHASE DATE	until August 15, 2000 shall mean the last day of the sixth, twelfth and eighteenth one-month periods of the Offering, except for the Offering beginning on June 12, 1999, in which Offering the Purchase Dates shall be August 14, 1999, February 14, 2000 and August 14, 2000. Beginning on August 15, 2000, for all then pending Offerings and any Offerings commenced on or after that date, Purchase Date shall mean the last day of the third, sixth, ninth, twelfth, fifteenth and eighteenth one-month periods of each Offering. Accordingly, since after August 15, 2000 the Enrollment

Dates occur on February 15, May 15, August 15 and November 15 of each year, Purchase Dates shall occur on February 14, May 14, August 14 and November 14 of each year beginning with November 14, 2000.

RETIREMENT	shall mean a Participant’s termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that the individual has suffered a Disability.

SHARE	shall mean one share of Common Stock.

SUBSIDIARIES	shall mean any corporation in which at least eighty percent (80%) or more of the total combined voting power of all classes of stock are owned directly or indirectly by RadiSys Corporation.

VALUATION DATE	shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section VI (that is, the Enrollment Date or the applicable Purchase Date). If the Enrollment Date or the Purchase Date is not a date on which the fair market value may be determined in accordance with Section VI, the Valuation Date shall be the first day prior to the Enrollment Date or the Purchase Date, as applicable, for which such fair market value may be determined.

VESTED	shall mean non-forfeitable.

PROXY

RadiSys Corporation

Annual Meeting of Shareholders – May 17, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Scott C. Grout and Julia A. Harper, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of RadiSys Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 17, 2005 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your RadiSys Corporation account online.

Access your RadiSys Corporation shareholder account online via Investor ServiceDirect ® (ISD).

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL
1.	Election of Directors Nominees: ☐	☐

01	C. Scott Gibson
02	Scott C. Grout
03	Ken J. Bradley
04	Richard J. Faubert
05	Dr. William W. Lattin
06	Kevin C. Melia
07	Carl W. Neun
08	Lorene K. Steffes
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2–	Proposal to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors	☐	☐	☐

WILL ATTEND
	I PLAN TO ATTEND THE MEETING			☐

		FOR	AGAINST	ABSTAIN
ITEM 3–	Proposal to amend the Company’s 1996 Employee Stock Purchase Plan to add an additional 700,000 shares that may be issued under this plan	☐	☐	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Dated:                                                                                                                , 2005

Signature

Signature if held jointly

Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name as a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲